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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                                                                           STATE OF
      NAME                                                           DOING BUSINESS AS                   INCORPORATION
      ----                                                           -----------------                   -------------

Black Box Corporation

     ATIMCO Network Services, Inc.                    Black Box Network Services - Western Pennsylvania  Pennsylvania

     American Telephone Wiring Company                Black Box Network Services - West Virginia         West Virginia

     Midwest Communications Technologies, Inc.        Black Box Network Services                         Ohio

     Associated Network Solutions, Inc.               Black Box Network Services - Central Florida       Florida

     Advanced Communications Corporation              Black Box Network Services - South Carolina        South Carolina

     Ohmega Installations Limited

     Cable Consultants, Incorporated                  Black Box Network Services - Atlanta               Georgia

     Todd Communications, Inc.                        Black Box Network Services - North Carolina        North Carolina

     Comm Line, Inc.                                  Black Box Network Services                         Ohio

     Business Communication Concepts, Inc.                                                               Virginia

     Koncepts Communications of L.I., Corp.           Black Box Network Services - Tri-State             New York

     Communication Contractors, Inc.                  Black Box Network Services - Chicago               Illinois

     DataCom-Link, Inc.                               Black Box Network Services - Indiana               Indiana

     U.S. Premise Networking Services, Inc.           Black Box Network Services - Minnesota             Minnesota

     Datech Holdings Limited

     Black Box Network Services, Inc. -
        Government Solutions                                                                             Tennessee

     R&D Services, Inc.                               Black Box Network Services                         Massachusetts

     Delaney Telecom, Inc.                            Black Box Network Services - Philadelphia          Pennsylvania

     Delaney Electrical Services, Inc.                Black Box Network Services - Philadelphia          Pennsylvania

     K&A Communications, Inc.                                                                            Missouri

     Jet Line Communications, Inc.                    Black Box Network Services - Dallas                Texas

     FBS Communications, LP                                                                              Texas

     A.T.S., Inc.                                     Black Box Network Services - Huntington            West Virginia

     Advanced Network Technologies, Inc.              Black Box Network Services - California            California

     Teldata Corporation                              Black Box Network Services - Tennessee             Tennessee

     ST Communications & Cabling, Inc.                Black Box Network Services - Kansas City           Missouri

     Allcom Electric, Inc.                                                                               New York

     Black Box Network Services Baltimore, Inc.                                                          Delaware

     Black Box Network Services Greater
        Pittsburgh, Inc.                                                                                 Delaware

     Datel Communications, Inc.                       Black Box Network Services - Arizona               Arizona

     Data Specialties Europe Ltd.

     Midwest Electronics and Communications, Inc.     Black Box Network Services - Denver                Colorado

     Duracom, Inc.                                    Black Box Network Services - Seattle               Washington
                                                      Black Box Network Services - Oregon

     Clear Communications, Inc.                                                                          Washington

     Person-to-Person Communications, Inc.                                                               Virginia

     Orchard Network Solutions Ltd.

     Societe Industrielle de Telephonie, Alarme et Video

                                                                                                           STATE OF
      NAME                                                           DOING BUSINESS AS                   INCORPORATION
      ----                                                           -----------------                   -------------

     Netcabling B.V.

     Bernhard Merz AG.

     Universal Connections, Incorporated                                                                 Indiana

     Michael Electric, Inc.                                                                              New Jersey

     Haddad Electronic Supply, Inc.                                                                      Massachusetts

     Integrated Cabling Systems, Inc.                                                                    Nebraska

     Computer Cables and Accessories Ltd.

     Vivid Communications, Inc.                                                                          Maryland

     DESIGNet, Inc.                                                                                      California

     Bbox Holding Company                                                                                Delaware

     Black Box Corporation of Pennsylvania                                                               Delaware

         Black Box Catalogue, Ltd.

         Black Box Canada Corporation

         Black Box Foreign Sales Corporation

         Black Box France, S.A.

         Black Box Datacom, B.V.

            Black Box Communication SANV

               Indacom N.V.

               Blue Box, B.V.

               Ascor bvba

         BB Technologies, Inc.                                                                           Delaware

         Datacom Black Box Services AG

         Black Box Deutschland GmbH

         Black Box Italia, SpA

         Black Box Japan Kabushiki Kaisha

         Black Box Catalog Australia Pty. Ltd.

            Black Box Catalog New Zealand Limited

         Black Box do Brazil Industria e Comercio Ltda.

         Black Box de Mexico, S.A. de C.V.

         Alpeco Puerto Rico, Inc.

         South Hills Datacomm Chile, S.A.

         Black Box Comunicaciones, SA

         Schoeller Connectivity Gmbh

         Black Box Norge AS

         Black Box Finland OY

         Black Box Sverige AB